UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Ridgepost Capital, Inc.

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Notice of Annual Meeting of Stockholders

Annual Meeting Information

Date and Time: Thursday, June 18, 2026 9:00 a.m., local time	Location: The offices of Herbert Smith Freehills Kramer 1177 Avenue of the Americas, New York, New York 10036	Record Date: Close of Business April 20, 2026

Agenda for the Meeting

1.
To elect three members of our Board of Directors, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2029 and until such director's successor shall have been duly elected and qualified (or, if earlier, such director's disqualification, removal or resignation);
2.
To conduct an advisory vote to approve the compensation of our named executive officers;
3.
To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers;
4.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year; and
5.
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

Voting Information

Your vote is important. Please vote via the Internet or telephone.	By Internet Visit: www.FCRvote.com/RPC	By Phone Call: 1-866-402-3905

The Board of Directors recommends that you vote (i) FOR the election of each of the director nominees, (ii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement, (iii) 1 YEAR, on an advisory basis, as the frequency of future advisory votes to approve the compensation of our named executive officers; and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year.

Along with the attached Proxy Statement, we are sending you a copy of our 2025 Annual Report on Form 10-K.

The Board of Directors has fixed the close of business on April 20, 2026 as the record date for the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 20, 2026 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 2699 Howell Street, Suite 1000, Dallas, Texas 75204, beginning on June 8, 2026 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy, or vote by internet or telephone, to ensure that your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Luke A. Sarsfield III

Luke A. Sarsfield III

Chairman of the Board and CEO

April 30, 2026

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 18, 2026:

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our 2025 Annual Report to Stockholders are available at https://web.viewproxy.com/Ridgepost/2026. These proxy materials are being made available to stockholders on April 30, 2026 and first mailed on or about April 30, 2026.

Table of Contents

Ridgepost Capital, Inc.

Proxy Statement

RIDGEPOST CAPITAL | 2026 Proxy Statement i

About the Meeting

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 18, 2026

About the Meeting

What is the date, time and place of the Annual Meeting?

Ridgepost Capital, Inc.’s 2026 Annual Stockholders’ Meeting (the “Annual Meeting”) will be held on Thursday, June 18, 2026 beginning at 9:00 a.m., local time, at the offices of Herbert Smith Freehills Kramer, 1177 Avenue of the Americas, New York, New York 10036.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (1) the election of three directors; (2) the advisory vote to approve the compensation of our named executive officers; (3) the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year; and (5) any other matters that properly come before the meeting.

What are the voting rights of the holders of our common stock?

Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock entitles its holder to ten votes on all matters to be voted on by stockholders generally. As a result, the holders of our Class B common stock currently have approximately 80% of the combined voting power of our common stock.

Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time.

Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as set forth in our amended and restated certificate of incorporation or as otherwise required by applicable law.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 20, 2026, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the record date, there were 78,216,084 shares of Class A common stock outstanding and 31,260,504 shares of Class B common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Whether or not you plan to attend the meeting, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

A list of stockholders will be available at our headquarters at 2699 Howell Street, Suite 1000, Dallas, Texas 75204 for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder for any purpose germane to the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares of Class A common stock or Class B common stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares of Class A common stock or Class B common stock are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that broker. The broker holding your

RIDGEPOST CAPITAL | 2026 Proxy Statement 1

About the Meeting

account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that broker on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date to attend the Annual Meeting, and you will need to bring a signed proxy from your broker in order to vote your shares at the Annual Meeting.

What constitutes a quorum?

A majority of the combined voting power of the common stock outstanding and entitled to vote at the Annual Meeting, present or represented by proxy at the meeting, will constitute a quorum for the transaction of business. As of the record date, there were 78,216,084 shares of Class A common stock outstanding and 31,260,504 shares of Class B common stock outstanding, all of which are entitled to be voted at the Annual Meeting, and therefore holders of common stock representing 195,410,563 combined voting power will constitute a quorum.

What vote is required to approve each item?

The inspector of election for the Annual Meeting will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and will count and tabulate votes and determine the results. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. The Annual Meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the combined voting power of the common stock present or represented by proxy and entitled to vote at the Annual Meeting. In addition, whether or not a quorum is present, the Annual Meeting may be adjourned or recessed for any or no reason from time to time by the chair person of the meeting.

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About the Meeting

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws, the rules of the New York Stock Exchange and Delaware law, for the election of directors and the approval of the other items on the agenda for the Annual Meeting.

Proposal	Vote Required	Effect of Abstentions, "Withhold Votes" and Broker Non-Votes*

Proposal 1: Election of three directors, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2029 and until such director's successor shall have been duly elected and qualified (or, if earlier, such director's disqualification, removal or resignation)

	Plurality of the votes cast.	Withhold votes and broker non-votes will have no effect on the outcome of the election.
Proposal 2: Advisory, non-binding vote to approve named executive officer compensation	The affirmative vote of a majority of the combined voting power of the common stock present at the meeting or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: Advisory, non-binding vote on the frequency of future advisory votes to approve named executive officer compensation	The affirmative vote of a majority of the combined voting power of the common stock present at the meeting or represented by proxy and entitled to vote on the matter.**	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	The affirmative vote of a majority of the combined voting power of the common stock present at the meeting or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against.

* A broker non-vote occurs when a broker submits a proxy but does not vote on a proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Proposal 1, 2, and 3 are non-routine matters and may not be voted on by your broker absent specific voting instructions from you. If your broker does not receive specific voting instructions from you, a "broker non-vote" will occur for these proposals. Proposal 4 is a routine matter and your broker may vote without your instructions on this proposal in their discretion; therefore, no broker non-votes are expected for Proposal 4.

**Approval of any particular frequency requires the affirmative vote of a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote. Because this Proposal has four choices, it is possible that no choice will receive a majority of the combined voting power. If no choice receives a majority of the combined voting power, our Board of Directors will consider the choice that receives the highest number of votes as the choice supported by our stockholders.

What are the Board’s recommendations?

Our Board of Directors recommends a vote: (i) FOR the election of each of the director nominees, (ii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, (iii) 1 YEAR, on an advisory basis, as the frequency of future advisory votes to approve the compensation of our named executive officers and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted in accordance with these recommendations, and in accordance with the recommendation of our Board of Directors, on all other matters as may properly come before the Annual Meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials. Holders of record may vote their shares by regular mail, by phone at 1-866-402-3905, online at www.FCRvote.com/RPC, or in person at the Annual Meeting. Online and telephone proxy voting are available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 17, 2026.

If you are a street name holder (that is, if you hold your shares through a broker), you must vote in accordance with the voting instruction form provided by your broker. The availability of telephone or internet voting will depend upon your broker’s voting process.

RIDGEPOST CAPITAL | 2026 Proxy Statement 3

About the Meeting

If you attend the Annual Meeting, you can vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your broker authorizing you to vote.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting (online and telephone proxy voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 17, 2026);
•
filing a written revocation or duly executed proxy bearing a later date with our Corporate Secretary at our headquarters; or
•
voting in person at the Annual Meeting.

If you hold your shares in street name, follow the instructions that you receive from your broker if you wish to change your vote.

Who pays for costs relating to the proxy materials and Annual Meeting of Stockholders?

We bear all expenses in connection with the solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries and compensation. We will request banks, brokers and other holders of record to forward copies of the proxy materials to persons for whom they hold shares of our common stock and to request authority for the execution of proxies. We will, upon their request, reimburse these parties for their reasonable expenses. We have retained InvestorCom, LLC to aid in the solicitation of proxies at an estimated cost of $5,000 plus reimbursable out-of-pocket expenses.

4 RIDGEPOST CAPITAL | 2026 Proxy Statement

Proposal 1: Election of Directors

Proposal 1:

Election of Directors

Composition of our Board of Directors

Our Board of Directors currently has nine members, six of whom are independent directors. Our amended and restated certificate of incorporation and bylaws classify our Board of Directors into three classes of directors, serving staggered three-year terms of office. Directors designated as Class II directors have terms expiring at this Annual Meeting. Directors up for election at this Annual Meeting may be elected to a new three-year term expiring in 2029. Directors designated as Class III directors have terms expiring at our 2027 Annual Meeting of Stockholders. Directors designated as Class I directors have terms expiring at our 2028 Annual Meeting of Stockholders.

On October 20, 2021, the Company entered into a controlled company agreement (as amended on May 16, 2023 and December 19, 2024, the “Controlled Company Agreement”) with RCP Advisors 2, LLC and RCP Advisors 3, LLC (together, "RCP Advisors") and certain of their affiliates (collectively, the “RCP Group”) and TrueBridge Capital Partners LLC and certain of its affiliates (the “TrueBridge Group”) and other parties thereto. Under the Controlled Company Agreement subject to certain specified limitations and exceptions, (i) so long as the RCP Group and any of its permitted transferees continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one director designated by the RCP Group and (ii) so long as the TrueBridge Group and any of its permitted transferees continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one director designated by the TrueBridge Group.

The following nominees have been selected by the Nominating and Corporate Governance Committee and approved by the Board for submission to our stockholders, each to serve a three-year term expiring at the annual meeting of our stockholders in 2029 and until such director's successor shall have been duly elected and qualified (or, if earlier, such director's disqualification, removal or resignation):

•
Tracey Benford
•
David M. McCoy; and
•
Robert B. Stewart, Jr.

Background information about each director nominee recommended by the Board and other directors serving unexpired terms is set forth below.

Nominees for Election as Class II Directors at the Annual Meeting

Tracey Benford
Independent Director Age: 57 Director Since: 2024 Committees: • Audit • Compensation (Chair) • Nominating and Corporate Governance

Ms. Benford was appointed to the Board in April 2024. Ms. Benford is a retired partner and advisory director of Goldman Sachs & Co., where she was a partner since 2010 and spent over 25 years of her career. Ms. Benford has held senior leadership positions at Goldman Sachs including as head of the Global Markets Division in the Midwest, Canada and the Southern Region, and served on the Global Executive Committee for Global Markets and the Partnership committee. Ms. Benford holds a MBA from the Stanford University Graduate School of Business and a BA, with honors, in Mathematical Methods and Economics from Northwestern University.

David M. McCoy
Director Age: 52 Director Since: 2023

Mr. McCoy is the director designated by the RCP Group. Mr. McCoy is a Managing Partner and portfolio manager for the Firm’s co-investment funds and maintains broader activities throughout the investment function. Mr. McCoy is also on the Investment Committee and active as an Advisory Board member of various underlying funds and portfolio companies. He has been involved in the private equity industry since 1998. Prior to joining RCP, Mr. McCoy was a Partner at National City Equity Partners, the private equity/mezzanine arm of PNC Financial Services Group, Inc. He has prior private equity experience at Thayer Capital Partners, operational experience at Suntron Corporation, an electronics contract manufacturer, and investment banking experience at BT Alex Brown. Mr. McCoy holds a MBA from The Wharton School at the University of Pennsylvania and a BA in Economics from Princeton University.

RIDGEPOST CAPITAL | 2026 Proxy Statement 5

Proposal 1: Election of Directors

Robert B. Stewart, Jr.
Independent Director Age: 60 Director Since: 2021 Committees: • Audit • Compensation • Nominating and Corporate Governance

Mr. Stewart brings to the Board extensive experience in intellectual property, patent licensing, financial and public markets. Mr. Stewart is the former President of Acacia Research Corporation, an industry leader in patent licensing. Mr. Stewart was an executive at Acacia for over two decades, helping to deliver hundreds of millions of dollars of value to Acacia’s patent partners. Mr. Stewart holds a BS from the University of Colorado at Boulder.

Continuing Class III Directors (Term Expires 2027)

Travis Barnes
Independent Director Age: 50 Director Since: 2021 Committees: • Audit • Compensation

Mr. Barnes brings to the Board extensive experience in financial services and impact lending. Mr. Barnes is a Managing Director and Global Co-Head of Capital Markets, serving on the Investment Banking Management Team at Barclays, a multinational universal bank. Previously, he was the global head of Debt Capital Markets and Risk Solutions Group, which also included Securitized Products Origination, Sustainable Capital Markets, Loan Capital Markets and Global Finance Advisory. Mr. Barnes is the Chair of Barclays’ Americas Citizenship Council. He has worked at Barclays since 2006. He started his career at Morgan Stanley and worked in Debt Capital Markets, Corporate Finance and Mergers & Acquisitions, based in New York and Hong Kong. Mr. Barnes holds a BA, summa cum laude, in Economics and English from Lafayette College.

Stephen Blewitt
Independent Director Age: 66 Director Since: 2025 Committees: • Compensation

Mr. Blewitt is the co-founder of Youth.Work.Connect, LLC, a mission-based organization created to help high school youth from underserved communities build social capital to promote economic mobility founded in September 2024. Mr. Blewitt served as the Chief Investment Officer (Private Markets) and Head of Private Markets at Manulife Investment Management from October 2018 to June 2023, where he was responsible for leading global investment teams across a wide range of asset classes, including private equity and credit, real estate, infrastructure, timber, and agriculture. Prior to that, Mr. Blewitt led Manulife’s private equity and credit business in the U.S. for almost 20 years. Mr. Blewitt holds a MBA from Boston University and a BA from the University of Chicago.

Luke A. Sarsfield III
Chief Executive Officer and Chairman of the Board Age: 52 Director Since: 2023

Mr. Sarsfield is the Company’s Chief Executive Officer, a position he has served in since October 2023, and Chairman of the Board, a position he has served in since June 2024. Prior to joining Ridgepost, Mr. Sarsfield worked at Goldman Sachs for over 23 years, where he held numerous senior leadership roles in asset management, including: Global Co-Head of Goldman Sachs Asset Management, Chief Commercial Officer of Asset and Wealth Management, and Global Co-Head of the Client Business within Goldman Sachs Asset Management. Previously, Mr. Sarsfield was a senior leader in Goldman Sachs’ Investment Banking Division, where he served as Global Head of the Financial Institutions Group, Global Chief Operating Officer of Investment Banking, and Co-Head of the Healthcare Group in the Americas. Additionally, he served as a member of the firm’s Management Committee and Partnership Committee. Mr. Sarsfield currently serves as Co-Chair of the Board of Safe Horizon, the largest victim services agency in the United States. Mr. Sarsfield holds a MBA from Harvard Business School and a BA, magna cum laude, from Harvard College.

6 RIDGEPOST CAPITAL | 2026 Proxy Statement

Proposal 1: Election of Directors

Continuing Class I Directors (Term Expires 2028)

Jennifer Glassman
Independent Director Age: 55 Director Since: 2025 Committees: • Audit (Chair)

Ms. Glassman is the Chief Financial Officer of Towerbrook Capital Partners, a position she has held since 2005. Ms. Glassman was previously a partner and CFO at Soros Private Equity, and she also served in a variety of financial control and reporting roles for Soros Fund Management LLC. Prior to joining Soros, Ms. Glassman was a senior manager at PricewaterhouseCoopers, LLP, where she worked in the Financial Services Business Assurance practice for over seven years. Ms. Glassman is a certified public accountant and holds a MBA from Columbia Business School and a BS from the Wharton School of the University of Pennsylvania.

Scott Gwilliam
Independent Director Age: 56 Director Since: 2021 Committees: • Nominating and Corporate Governance (Chair)

Mr. Gwilliam brings to the Board extensive investment and industry experience. Mr. Gwilliam is a co-founder of Keystone Capital Management, a Chicago-based investment firm, where he has served as the Managing Partner since 2017. Prior to founding Keystone Capital, Mr. Gwilliam was with Madison Dearborn Partners, a leading middle market private equity firm, and Kidder, Peabody & Company, a New York-based Investment Banking firm. Mr. Gwilliam holds a MBA from Northwestern University and a BS in finance from the University of Virginia.

Edwin Poston
Director Age: 59 Director Since: 2021

Mr. Poston brings to the Board extensive private equity experience. He has served as the director designated by TrueBridge Capital Partners LLC and certain of its affiliates since October 2021. He is a Co-Founder and Senior Advisor of TrueBridge Capital Partners LLC, a principal operating brand of the Company. Prior to founding TrueBridge Capital Partners LLC, he was a Managing Director and Head of Private Equity at The Rockefeller Foundation, where he had responsibilities across the portfolio, including the oversight of its venture portfolio. Prior to The Rockefeller Foundation, Mr. Poston was at Brandywine Trust Company, a multi-family office. Prior to starting his career in private equity investing, Mr. Poston worked as an investment banker at NationsBanc Montgomery Securities (Bank of America Securities) and as an opportunistic real estate investor in Washington, D.C. Mr. Poston holds a JD and MBA from Emory University and a BA from the University of North Carolina at Chapel Hill.

Vote Required

Each Class II director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). The three nominees for Class II director receiving the highest number of affirmative votes will be elected.

Each of the foregoing nominees has consented to be named in this Proxy Statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.

Recommendation of the Board of Directors The Board of Directors recommends a vote “FOR” the election of each nominee for Class II Director to serve a term of three years under Proposal 1.

RIDGEPOST CAPITAL | 2026 Proxy Statement 7

Corporate Governance

Corporate Governance

Independent Directors

Our Board of Directors has determined that each of Mr. Barnes, Ms. Benford, Mr. Blewitt, Ms. Glassman, Mr. Gwilliam, and Mr. Stewart are “independent” as defined under the rules of the NYSE. In making this determination, the Board of Directors considered the relationships that each of Mr. Barnes, Ms. Benford, Mr. Blewitt, Ms. Glassman, Mr. Gwilliam, and Mr. Stewart have with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including ownership interests in our Company and, in the case of certain of our independent directors, the transactions described in the section titled "Certain Relationships and Related Person Transactions."

In addition to the satisfaction of the director independence requirements set forth in the rules of the NYSE, members of the Audit and Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the NYSE rules for audit committee and compensation committee members.

We are a “controlled company” under the rules of the NYSE by virtue of the Controlled Company Agreement, and therefore qualify for, but do not intend to rely on, exemptions from the requirements that our Board of Directors consist of a majority of independent directors, that we establish a Compensation Committee consisting solely of independent directors and that our director nominees be selected or recommended by independent directors.

Board Leadership Structure

Mr. Sarsfield has served as both our Chairman and Chief Executive Officer since June 2024. The Company has concluded that separate roles of Chairman and Chief Executive Officer are not necessary, given that each of the Company's strategies has its own fully developed management team. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders. We believe that it is in the best interests of our stockholders for the Board to review and make a determination regarding the separation or combination of these roles each time it elects a new Chairperson or appoints a Chief Executive Officer.

Lead Independent Director and Meetings of Non-Management and Independent Directors

Tracey Benford has served as the lead independent director since June 2024. As lead independent director, Ms. Benford presides over all Board meetings when the Chairman is not present and meetings of the non-management and independent directors held in executive session. The lead independent director, working with committee chairpersons, sets agendas and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as a liaison between the independent directors and the Chairman. The lead independent director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management.

In order to promote open discussion and communication among the non-management directors, the non-management directors meet in executive session at least annually. The independent directors also meet in executive session at least once each year.

Board Qualifications

Our Board expects directors to:

•
maintain the highest level of personal and professional ethics, integrity, and values:
•
possess expertise that is useful to the Company and complementary to the background and expertise of the other members of the Board;
•
possess a willingness and ability to devote the time necessary to carry out the duties and responsibilities of Board membership;
•
possess a desire to ensure that the Company's operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations; and
•
possess a dedication to the representation of the best interests of the Company and all of its stockholders.

The Nominating and Corporate Governance Committee evaluates the composition of our Board to assess whether the skills, experience, characteristics and other criteria established by our Board are currently represented on our Board as a whole, and in individual directors. Our Board of Directors and the Nominating and Corporate Governance Committee actively seek to achieve a Board membership that

8 RIDGEPOST CAPITAL | 2026 Proxy Statement

Corporate Governance

collectively possesses a broad range of skills, expertise, industry and other relevant business knowledge, and other experience useful to the effective oversight of the Company's business.

The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by our Board and recommends the Company’s candidates to our Board for election by the Company’s stockholders at the applicable Annual Meeting. We believe our Board is well positioned to provide effective oversight and strategic advice to our management.

Board Risk Oversight

The Board's role in risk oversight of the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with these efforts. Management is responsible for assessing and managing the Company’s exposure to various risks on a day-to-day basis, which responsibilities include the conduct of an enterprise risk assessment of short-term, long-term and emerging risks, testing of key controls and procedures, and creation of appropriate risk management programs and policies. Management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, we recognize that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. While the Board’s oversight focuses on all material risks, the Board may focus more frequently on immediate areas of concern that represent significant emerging risks as identified by management.

The full Board has the ultimate oversight responsibility for the risk management process and exercises primary oversight over risks relating to long-term strategies, capital structure, significant transactions and capital expenditures, and other significant risks as identified and reported by management. The Audit Committee oversees management of risks relating to the integrity of our financial statements, enterprise risks, financial risks, information security, and legal and regulatory compliance, and is responsible for the review and approval of related-party transactions. The Compensation Committee oversees management of risks relating to CEO and executive leadership performance and compensation, employee compensation policies and practices generally, equity compensation, and non-employee director compensation. The Nominating and Corporate Governance Committee oversees management of risks relating to director independence, Board and committee composition and performance, and governance practices.

Procedures for Recommending Individuals to Serve as Directors

The Nominating and Corporate Governance Committee also considers director candidates recommended by our stockholders that are submitted in accordance with our bylaws. Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee may do so at any time by submitting each proposed nominee’s name and a description of his or her qualifications for Board membership to the chair of the Nominating and Corporate Governance Committee by sending an email to CorporateSecretary@ridgepostcapital.com or in writing, c/o our Corporate Secretary, at 2699 Howell Street, Suite 1000, Dallas, TX 75204. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our bylaws (which will be provided free of charge upon request by writing to our Corporate Secretary at the address listed above). The Nominating and Corporate Governance Committee evaluates director nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

RIDGEPOST CAPITAL | 2026 Proxy Statement 9

Corporate Governance

Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

Members:

Jennifer Glassman (Chair)

Travis Barnes

Tracey Benford

Robert Stewart, Jr.

Our Board of Directors has determined that each member of the Audit Committee is an independent director under the independence standards of the NYSE and SEC rules, and that each member qualifies as an “audit committee financial expert,” as defined by the SEC.

Meetings in 2025:

•
In 2025, the Audit Committee held 5 meetings.

The Audit Committee, among other things, is responsible for:

•
appointing, determining the compensation of and overseeing the work of our independent registered public accounting firm;
•
considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;
•
reporting to our Board of Directors regarding any significant issues with respect to the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm, or the performance of our internal audit function;
•
reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;
•
reviewing our financial risk exposures and monitoring and control procedures, including with respect to cybersecurity and information technology;
•
reviewing and approving or ratifying related-party transactions in accordance with our Related Person Transaction Policy;
•
reviewing and discussing with our management and independent registered public accounting firm disclosures and attestations included in the Company’s periodic filings with the SEC; and
•
establishing procedures for the receipt and treatment of complaints and employee concerns regarding accounting, internal accounting controls or auditing matters.

A copy of the Audit Committee charter is available at:

https://ir.ridgepostcapital.com/governance-documents.

Compensation Committee

Members:

Tracey Benford (Chair)

Travis Barnes

Stephen Blewitt

Robert Stewart, Jr.

Our Board of Directors has determined that each member of the Compensation Committee is an independent director under the independence standards of the NYSE and SEC rules.

Meetings in 2025:

•
In 2025, the Compensation Committee held 7 meetings.

The Compensation Committee, among other things, is responsible for:

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and determining the Chief Executive Officer's compensation based on that evaluation;
•
evaluating the performance of our other executive officers and reviewing and approving the compensation of our other executive officers;
•
reviewing and approving the compensation of our non-employee directors;
•
reviewing and approving employment and severance arrangements, change in control arrangements or provisions affecting compensation and benefits, and any special or supplemental compensation and benefits as they affect our executive officers; and
•
oversight of our incentive and equity-based compensation plans, policies and programs.

A copy of the Compensation Committee charter is available at: https://ir.ridgepostcapital.com/governance-documents.

10 RIDGEPOST CAPITAL | 2026 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee

Members:

Scott Gwilliam (Chair)

Tracey Benford

Robert Stewart, Jr.

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the independence standards of the NYSE and SEC rules.

Meetings in 2025:

•
In 2025, the Nominating and Corporate Governance Committee held 4 meetings.

The Nominating and Corporate Governance Committee, among other things, is responsible for:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria established by our Board of Directors, and vetting individuals suggested for membership on our Board of Directors by stockholders of the Company;
•
assisting our Board of Directors in determining and monitoring the independence of each director and prospective director;
•
reviewing the succession planning for the Company’s Chief Executive Officer and other senior executive officers; and
•
assessing and making recommendations to our Board of Directors concerning overall corporate governance.

A copy of the Nominating and Corporate Governance Committee charter is available at:
https://ir.ridgepostcapital.com/governance-documents.

Compensation Committee Interlocks and Insider Participation

Each of Ms. Benford, Mr. Barnes, Mr. Blewitt and Mr. Stewart served on the Compensation Committee during fiscal 2025. No member of the Compensation Committee was, at any time during fiscal 2025 or at any other time, an officer or employee of the Company, and, other than as disclosed in the section titled "Certain Relationships and Related Person Transactions", none of them had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2025.

Meetings and Attendance

Our Board of Directors held 5 meetings in 2025. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2025 and meetings held by each committee of the Board of Directors on which such director served during the period. In addition, directors are expected to attend our annual meeting of stockholders each year and all of our directors attended our 2025 annual meeting.

Director Time Commitments and Service on Other Public Company Boards.

Serving on our Board of Directors requires significant time and attention. Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities. Directors should not serve on more than four public company boards (including our Board of Directors), other than a director who serves as our Chief Executive Officer, who should not serve on more than three public company boards (including our Board of Directors). Due to the demanding nature of service on the Audit Committee, the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two additional public companies at the same time as they are serving on the Audit Committee. Service on boards of other organizations should follow the Company’s conflict of interest policies.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These Corporate Governance Guidelines are available at: https://ir.ridgepostcapital.com/governance-documents.

Code of Conduct and Ethics

Our Code of Conduct and Ethics sets forth our standards for ethical conduct required of all our directors and employees, including executive officers, and is available at: https://ir.ridgepostcapital.com/governance-documents. We will disclose amendments of our Code of Conduct and Ethics, or waivers of certain provisions, applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or our directors, on our website identified above.

RIDGEPOST CAPITAL | 2026 Proxy Statement 11

Corporate Governance

Insider Trading Policy and Prohibitions and Restrictions on Hedging and Pledging Transactions

Our Board of Directors has adopted an Insider Trading Policy that governs the purchase, sale and/or other disposition of the Company's securities by all directors, officers, and employees of the Company and its subsidiaries, their respective related persons and controlled entities, as well as the Company itself and that is reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. Among other things, all persons subject to our insider trading policy are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short term trading, (ii) short sales, (iii) hedging transactions, (iv) trading on margin (including using our securities as collateral for a loan) or pledging, and (v) buying or selling puts or calls or other options or derivative securities.

Compensation Recoupment ("Clawback") Arrangements

We have adopted an Incentive-Based Compensation Clawback Policy, pursuant to which in the event the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any incentive-based compensation, as defined in the Policy, received by current and former executive officers during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. The Incentive-Based Compensation Clawback Policy complies with, and will be administered and interpreted consistent with, applicable NYSE rules and Section 10D of the Exchange Act.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any person beneficially owning more than 10% of our common stock to file reports concerning their ownership of our equity securities with the SEC. Based solely on a review of the forms filed electronically with the SEC during 2025 and on written representations that no additional forms were required to be filed, we believe that, during 2025, all of our directors, executive officers, and persons who beneficially owned more than 10% of our common stock timely complied with the Section 16(a) filing requirements, other than: (i) a Form 4 filed by Alexander I. Abell on May 12, 2025 to report the sale of shares of Class A common stock, the exercise of stock options and withholding of shares for the payment of taxes thereunder, (ii) a Form 4 filed by the Thomas P. Danis, Jr. Revocable Living Trust dated March 10, 2003 on August 14, 2025 to report the sale of shares of Class A common stock, (iii) a Form 4 filed by the Jon I. Madorsky Revocable Trust dated December 1, 2008 on August 26, 2025 to report the sale of shares of Class A common stock, (iv) a Form 4 filed by Edwin A. Poston on November 24, 2025 to report the conversion of shares of Class B common stock, and (v) a Form 4 filed by Mel Williams on November 24, 2025 to report the conversion of shares of Class B common stock.

Equity Grant Policy and Procedures

We generally grant annual equity-based awards during the first quarter of our fiscal year, with the Compensation Committee approving grants to executive officers, although such timing may change from year to year. The Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. The Compensation Committee does not take into account material nonpublic information in determining the timing or terms of equity-based awards, and we have not timed the disclosure of material nonpublic information based on equity grant dates or for the purpose of affecting the value of executive compensation.

Communications with the Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Ridgepost Capital, Inc., 2699 Howell Street, Suite 1000, Dallas, Texas 75204. The Corporate Secretary will deliver these communications to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration, will not be forwarded to the Board of Directors.

12 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Officers

Executive Officers

The names, ages and positions held by the current executive officers of the Company are presented below.

Executive Officer	Age	Position
Luke A. Sarsfield III	52	Chief Executive Officer and Chairman of the Board
Amanda Coussens	45	Executive Vice President and Chief Financial Officer
Mark Hood	61	Executive Vice President and Chief Administrative Officer
Sarita Jairath	45	Executive Vice President and Global Head of Client Solutions
Richard J. (Arjay) Jensen	54	Executive Vice President and Head of M&A and Strategy

Luke A. Sarsfield III—see biographical information in “Proposal 1: Election of Directors—Continuing Class III Directors (Term to Expire 2027)—Luke A. Sarsfield III.”

Amanda Coussens is the Company’s Executive Vice President and Chief Financial Officer. Prior to becoming the Company’s Chief Financial Officer in January 2021, Ms. Coussens served as Chief Financial Officer and Chief Compliance Officer of PetroCap LLC from October 2017 to December 2020; as a contract Chief Financial Officer for Aduro Advisors LLC from March 2016 to November 2017; and as Chief Financial Officer of White Deer Energy LLC from June 2014 to March 2016. Prior to this time, Ms. Coussens served as the SEC Reporting Director for a publicly traded asset manager, The Edelman Financial Group, Director of Accounting for a large family office and Controller for Tudor, Pickering, Holt & Co. Ms. Coussens started her career as an audit manager at Grant Thornton for publicly traded companies in the financial institutions and services, energy and hospitality industries. She is a licensed CPA in Texas. Ms. Coussens is an Independent Director for Granite Ridge Resources, (NYSE: GRNT), a publicly traded energy company, and serves as the Chairwoman of the Audit Committee and member of the Conflicts, Environmental, Social and Governance and Compensation Committees. She is also a Board Member of the Texas Chapter of the Private Equity CFO Association. She is a member of several leadership communities, including the Young President’s Organization (YPO) and the CNBC CFO Council. Ms. Coussens holds a BBA, Summa Cum Laude, in Accounting from University of Houston-Downtown, and is a licensed CPA in the state of Texas.

Mark Hood is the Company’s Executive Vice President and Chief Administrative Officer, a position he has served in since February 2024. Prior to that, he served as the Company’s Executive Vice President of Operations and Director of Investor Relations from February 2023 until February 2024, and as Director of Investor Relations from October 2021 until February 2023. Prior to joining Ridgepost, Mr. Hood was chief operating officer at Bespoke Partners, a leading executive search firm serving the private equity industry, from January 2021 to August 2021. Before that, Mr. Hood worked at GlobalScape, Inc. (NYSE American: GSB), a software company, serving as chief operating officer from January 2020 until August 2020, as Executive Vice President of Operations from May 2019 until December 2019 and as Vice President of Operations from August 2018 until May 2019. Prior to GlobalScape, Mr. Hood served in various roles at Crossroads Systems, Inc., a data software and hardware firm, from January 2013 until August 2018, including most recently as Executive Vice President from August 2017 until August 2018. Mr. Hood holds MS in Technology Commercialization from The University of Texas at Austin, McCombs School of Business and a BA in Marketing from Sam Houston State University. On March 17, 2026, Mr. Hood notified the Company that he will be retiring as the Company's Executive Vice President and Chief Administrative Officer effective as of May 31, 2026.

Sarita Jairath is the Company's Executive Vice President and Global Head of Client Solutions, a position she has served in since September 2024. She is responsible for the strategy and execution of Ridgepost’s organic growth opportunities by deepening and expanding global investor relationships, product development, and augmenting the market positioning of Ridgepost and its affiliated managers. Ms. Jairath joined Ridgepost from Blackstone, where she was served in multiple roles from 2019 to 2024. She served as a Managing Director within Blackstone’s Real Estate Institutional Client Solutions team. In her role, she led capital raising and investor relations efforts for Blackstone Real Estate Debt Strategies. Additionally, she was Global Co-Head of Blackstone’s Diverse Professionals Network and served on the Firmwide DEI Executive Committee. Prior to joining Blackstone, Sarita worked at Seix Investment Advisors, where she was a Managing Director overseeing investor relations and marketing activities for the firm’s Leveraged Finance platform. Before joining Seix, she was an Executive Director at J.P. Morgan Private Bank, overseeing Credit Manager Research. Prior to J.P. Morgan, Sarita worked at Goldman Sachs as a Vice President within the Capital Markets group of the Investment Management Division. Ms. Jairath currently serves on the Pediatric Council for Hospital for Special Surgery. Ms. Jairath holds a MBA from Columbia Business School and a BBA in Finance and Marketing from Emory University.

Richard J. (Arjay) Jensen is the Company’s Executive Vice President and Head of M&A and Strategy, a position he has served in since February 2024. Prior to joining Ridgepost, Mr. Jensen held a variety of roles in investment banking, focusing on M&A and other strategic and corporate finance transactions for financial services companies, including serving as managing director at Goldman, Sachs & Co. on the Financial Institutions Group’s M&A team from 2021 to 2023, as managing director at Guggenheim Securities in the Financial Institutions Group of from 2014 until 2021 and as managing director of Financial Advisory at Perella Weinberg Partners from 2009 to 2014. Mr. Jensen holds a MBA from Duke University, where he was a Fuqua Scholar, and a BA in Economics from the University of Michigan.

RIDGEPOST CAPITAL | 2026 Proxy Statement 13

Director Compensation

Director Compensation

The Compensation Committee has primary responsibility for reviewing the form and amounts of non-employee director compensation arrangements. In considering director compensation, the Compensation Committee is guided by the following principles:

•
compensation should fairly pay directors for work required consistent with a company of our size and scope;
•
compensation should align directors' interests with the long-term interests of stockholders; and
•
the forms and amounts of director compensation should fairly reflect the contributions of the directors to the performance of the Company.

Arrangements in effect during 2025 provided that each non-employee director receive an award of Ridgepost Capital restricted stock on the date of our annual meeting of stockholders with a value (based on the closing price of our common stock on the grant date) calculated as follows: (i) $185,000 for each non-employee member of the Board; (ii) an additional $50,000 for the lead independent director; and (iii) an additional $15,000 for each Committee Chair (each, a “Director Restricted Stock Award”). Director Restricted Stock Awards vest and become nonforfeitable in full on the earlier of (i) the first anniversary of the grant date and (ii) the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the grant date. The terms of Director Restricted Stock Awards also provide for (i) cancellation and forfeiture of unvested shares of restricted stock in their entirety upon termination of service as a non-employee director for any reason other than death or disability and (ii) full acceleration of vesting upon death or disability. We also reimburse non-employee directors for all reasonable expenses incurred in connection with attendance at Board and Board committee meetings. Our policy is to not pay director compensation to directors who are also our employees.

The following table sets forth information regarding the compensation earned or received by each of our non-employee directors during fiscal year 2025.

Name	Stock Awards ($) (1)	Total
Travis Barnes	$185,001	$185,001
Tracey Benford	$250,001	$250,001
Stephen Blewitt	$185,001	$185,001
Jennifer Glassman	$185,001	$185,001
Scott Gwilliam	$200,003	$200,003
Robert B. Stewart, Jr.	$200,003	$200,003

(1)
Reflects the grant date fair value of each of the Director Restricted Stock Awards, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation, excluding the effect of estimated forfeitures. The grant date fair value of the Director Restricted Stock Awards is calculated by multiplying the number of shares of restricted stock by the closing market price of our common stock on the grant date. As of December 31, 2025, our non-employee directors serving as of such date held the following number of shares of restricted stock in the aggregate:

Name	Outstanding Shares (#)
Travis Barnes	19,744
Tracey Benford	26,681
Stephen Blewitt	19,744
Jennifer Glassman	19,744
Scott Gwilliam	21,345
Robert B. Stewart, Jr.	21,345

14 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Our executive officers whose compensation is discussed in this compensation discussion and analysis (this "CD&A") and to whom we refer to as our named executive officers in this CD&A ("NEOs") are:

Named Executive Officer	Position
Luke Sarsfield	Chief Executive Officer and Chairman of the Board
Amanda Coussens	Executive Vice President and Chief Financial Officer
Mark Hood	Executive Vice President and Chief Administrative Officer*
Sarita Jairath	Executive Vice President and Global Head of Client Solutions
Richard J. (Arjay) Jensen	Executive Vice President and Head of M&A and Strategy

* In March 2026, Mr. Hood notified the Company that he would be retiring as the Company's Executive Vice President and Chief Administrative Officer effective as of May 31, 2026.

While the principal purpose of this CD&A is to review the compensation of our NEOs, many of the programs discussed apply to other members of senior management. This CD&A should be read together with the compensation tables and related disclosures set forth below.

Philosophy and Objectives

Our executive compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Ridgepost Capital to meet its growth and profitability objectives.

Although Ridgepost Capital is a publicly traded company, our businesses operate a broad and diverse portfolio of private asset management strategies that we believe will be best managed if we successfully attract and retain senior executives with client-focused and growth-oriented backgrounds, attitudes and aspirations. When working to recruit and retain our executive officers and other senior leaders, we compete not only with other public companies, but also with privately held asset management and advisory firms, private equity and venture capital firms, and other financial institutions. We structure our executive compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and equity-based and carried interest components.

Our compensation program is designed to recognize and reward both Company and individual performance. A significant portion of total compensation is delivered through equity ownership and carried interest awards, creating a direct link between the compensation realized by our NEOs, shareholder value, and returns generated for our clients. The primary objectives of our executive compensation are as follows:

•
Attract and Retain Talent. Provide market-competitive compensation opportunities that enable us to recruit and retain high-performing executives who demonstrate a strong, performance-oriented mindset.
•
Emphasize Pay for Performance. Ensure that a significant majority of each executive’s total compensation opportunity is “at risk” and performance-based, with payouts tied to the Company’s short-term and long-term financial and strategic goals.
•
Align Management and Stockholder Interests. Deliver a substantial portion of total compensation in equity-based and carried interest awards that vest over time, reinforce long-term value creation and closely align the interests of management with those of our stockholders and clients.

RIDGEPOST CAPITAL | 2026 Proxy Statement 15

Executive Compensation

We maintain the following compensation practices that reflect our pay-for-performance compensation philosophy:

What We Do	What We Don't Do
✓ Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	x No guaranteed base salary increases
✓ Annually assess risk within the executive compensation program	x No tax gross ups for NEOs
✓ Ensure the independence of the members of the Compensation Committee (for purposes of this CD&A, the “Committee”)	x No excessive perquisites
✓ Prohibit hedging, pledging and other speculative transactions with respect to our securities	x No repricing of underwater options without stockholder approval

✓ Maintain a clawback policy regarding recovery of erroneously awarded compensation in the event of an accounting restatement and can require forfeiture of equity and carried interest awards in certain other circumstances

Compensation-Setting Process

When establishing initial compensation packages upon an executive’s hire or promotion, we follow a flexible approach and make decisions based on a variety of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the individual executive, comparative market data, internal equity considerations, the location of the executive, compensation levels available to the individual in alternative opportunities, and other factors we deem relevant at the time. Each individual component of a given NEO’s compensation is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation holdings are also considered.

We do not follow a strictly arithmetic approach to establishing compensation levels and measuring and rewarding performance, as we believe these approaches often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given period, we may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscapes shift, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and rely primarily on a discretionary approach.

In its annual review of each NEO’s pay package, prior to making specific decisions related to any particular element of compensation, the Committee typically considers the following factors:

•
historical compensation levels for each of our NEOs, evaluating the NEO's total near-term and long-term compensation in aggregate;
•
our historical and projected future performance against Company business plans and financial and operational objectives;
•
each individual NEO's performance against the expectations of the Committee, our Board and our Chief Executive Officer (for other NEOs);
•
the compensation practices among our competitors and broad-based compensation surveys;
•
the recommendations provided by our Chief Executive Officer with respect to the compensation of our other NEOs; and
•
the competitive state of the labor market generally, including any need to strengthen the retentiveness of our compensation packages.

For purposes of comparing our executive compensation program against the competitive market, the Committee evaluates the compensation of our NEOs against those in similar positions at comparable companies. The Committee does not use a single method or measure in making its compensation decisions, nor does it position compensation levels based upon a specific level relative to a peer group or other companies. Nonetheless, the pay practices at comparable companies are an important factor that the Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

Roles and Responsibilities

The Committee has primary responsibility for establishing the compensation of our NEOs. For each of our NEOs, all compensation decisions referred to throughout this CD&A have been made by the Committee, based in part on recommendations from our Chief Executive Officer (except with respect to his own compensation).

16 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

Our Chief Executive Officer participates in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2025, Mr. Sarsfield met with the Committee and reviewed projections for aggregate 2025 compensation, including salary levels, target bonus levels and target equity and carried interest award values. In late 2025 and early 2026, Mr. Sarsfield met with the Committee and discussed his views of corporate and individual executive officer performance for 2025 for Mses. Coussens and Jairath and Messrs. Hood and Jensen, and his recommendations for annual bonuses and equity and carried interest awards for those NEOs. Following these discussions, the Committee met in executive session to discuss their views of corporate and individual performance for 2025 for Mr. Sarsfield and Mr. Sarsfield’s recommendations for the other NEOs. After consideration of the recommendations and their own evaluations, the Committee ultimately approved annual bonus and equity and carried interest award amounts for each NEO.

In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories, outstanding carried interest holdings and applicable executive employment agreement terms are also reviewed and taken into account. Each individual executive’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time.

In addition, in 2025, the Committee engaged Johnson Associates, Inc. (“JA”) to provide comparative market data in connection with the Committee’s own analysis of its compensation practices, but neither JA nor any other compensation consultant had any material role in determining or recommending the amount or form of executive compensation for 2025.

Compensation Elements

The compensation packages for our NEOs have primarily consisted of an annual base salary, annual bonuses, and long-term incentives in the form of equity and carried interest awards. We believe this structure provides an appropriate balance between fixed and variable (at-risk) compensation and between short-term and long-term incentives, with a strong emphasis on sustained growth and enhanced stockholder value.

Base Salary

Base salary is a fixed component of compensation for each of our NEOs and has as its purpose to provide competitive compensation to attract and retain executive talent and to serve as a secure base of guaranteed cash for services rendered. We typically negotiate a new executive officer’s starting salary based on prior compensation levels for the particular position within the Company, the location of the executive, salary levels of other executives within the Company, salary levels available to the individual in alternative opportunities, reference to select compensation survey information and the extent to which the Company desires to secure the executive’s services. Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate a NEO’s increased value to the Company. None of the base salaries of our NEOs were adjusted during 2025.

Annual Incentive Bonus

Our annual incentive bonus program provides an important incentive tool to achieve the Company’s annual objectives. We generally pay bonuses shortly after year-end following finalization of the financial results for the year in question. The target annual bonus payable to each of our NEOs is set forth in their respective employment agreements. The determination of actual bonus amounts is based on an assessment of factors that vary from year to year, including a discretionary assessment of Company and individual performance. In determining individual annual bonus amounts, the Committee considers a variety of factors regarding the Company’s overall performance, such as growth in revenue, earnings and profitability over the prior year, performance against the Company’s plan, and achievement of strategic objectives by the Company, as well as an individual’s performance and contribution to the Company. The Committee does not quantify the weight given to any specific element or otherwise follow a formulaic calculation; however, Company performance tends to be the dominant driver of the ultimate bonus amount.

For 2025 bonuses specifically, the Committee considered a variety of factors, including, among others, successful business plan execution and year-over-year growth in, and performance against the Company’s plan with respect to, fee-related earnings, fee-paying assets under management, fee-related revenue, and adjusted net income per share; successful completion of enhanced audit procedures and development of and execution on our risk management plan; execution of strategic initiatives, including further development of the Company’s business development function and client relationships, increased cross-platform collaboration and leveraging of technology and data, ongoing product innovation across geographies and asset classes, realization of operational efficiencies, and improved M&A origination, tracking and execution, including the closing of our acquisition of Qualitas Funds and the integration of Qualitas with the Company’s business; and corporate governance and control improvements. While these were the primary factors considered in setting bonus award amounts, the Committee also considered each NEO’s role and responsibilities, the relative contributions made by each NEO during the year, and the relative size of the bonuses paid to the other NEOs. Based on a holistic assessment of these factors, the Committee awarded annual incentive bonuses for 2025 as set forth below.

Annual incentive bonuses are paid in cash, although in the first quarter of each year, we offer our NEOs and certain other employees the right to elect to receive restricted stock units (“RSUs”) in lieu of a portion of their cash bonus for that year, with the total aggregate value of

RIDGEPOST CAPITAL | 2026 Proxy Statement 17

Executive Compensation

cash foregone not to exceed $5,000,000. The RSUs elected to be received have a value (based on the closing price of our common stock on the grant date) equal to 1.15 times the amount of cash bonus foregone, and the RSUs vest fully on the first anniversary of the grant date.

The following table sets forth the 2025 annual incentive bonus awarded to each of our NEOs; the actual amount paid to each NEO, consisting of the dollar amount paid in cash and the value of RSUs granted; and the target bonus amount set forth in their respective employment agreements.

Name	Annual Bonus	Cash	RSUs	Target
Luke Sarsfield	$1,800,000	$1,625,500	$200,676	$1,500,000
Amanda Coussens	$400,000	$300,000	$115,000	$300,000
Mark Hood	$350,000	$250,000	$115,000	$300,000
Sarita Jairath	$400,000	$300,000	$115,000	$400,000
Richard J. (Arjay) Jensen	$350,000	$250,000	$115,000	$300,000

Long-Term Incentive Compensation

Our NEOs are each eligible to receive long-term incentive compensation consisting of awards under our 2021 Stock Incentive Plan, and carried interest awards in investment vehicles controlled by the Company. The target long-term incentive compensation payable to each of our NEOs is set forth in their respective employment agreements.

Equity Incentive Awards.

We believe that stock ownership shapes behavior and that providing a meaningful portion of an executive officer's compensation in stock-based awards aligns their incentives with stockholder interests in a manner that drives better performance over time.

Prior to 2025, the Committee utilized a mix of stock options and RSUs as the principal form of equity compensation. During 2025, after considering various factors, including the current prevalence among public company equity compensation programs of RSUs over stock options, the Committee determined to utilize primarily RSUs as the form of equity compensation for the NEOs and other employees generally for 2025 compensation and subsequent years.

In February 2026, the Committee approved grants of RSUs to our NEOs in respect of Company and individual performance in 2025. The annual long-term equity compensation awards for each NEO were based on the same factors as the annual incentive awards, as well as the Committee's view of market compensation generally, and the dilutive impact of equity awards. The following table sets forth the value of the RSUs granted to our NEOs (based on the closing price of our common stock on the grant date), and the annual target values set forth in their respective employment agreements. The RSUs will vest, for Mr. Sarsfield, ratably on the first, second, third, and fourth anniversaries of the grant date, and for the other NEOs, on the first anniversary of the grant date. Each equity award is subject to accelerated vesting in connection with certain qualifying terminations, as described in the section titled “Potential Payments Upon Termination or Change in Control”.

Name	RSUs	Target
Luke Sarsfield	$1,500,000	$1,500,000
Amanda Coussens	$600,000	$600,000
Mark Hood	$500,000	$500,000
Sarita Jairath	$1,000,000	$1,000,000
Richard J. (Arjay) Jensen	$600,000	$600,000

While the RSU awards granted to our NEOs in February 2026 related to performance in 2025, in accordance with SEC disclosure rules, the grant date values of these awards have not been included in the “Summary Compensation Table for 2025” or the “Grants of Plan Based Awards in 2025” in this proxy statement; we expect to include them in the respective tables in our proxy statement filed in 2027.

We have adopted a dividend equivalent bonus program which provides that holders of RSUs that do not by their terms provide for dividend equivalent rights are eligible to receive a cash bonus in an amount equal to the dividends that are paid on the shares of our common stock underlying the outstanding RSUs, whether or not vested. Payment of this cash bonus is made on or after the date on which a dividend is paid to holders of our Class A common stock, provided that the recipient remains in employment or other service on the date of payment.

18 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

Carried Interest Awards.

The Company and/or certain executives and employees receive an allocation of performance-based fees, commonly referred to as “carried interest,” from limited partners in certain investment funds and separately managed accounts for which certain of our affiliates act as investment adviser and/or general partner or managing member. The carried interest may be allocated to certain employees from time to time, including our NEOs, as a form of long-term incentive compensation, fostering alignment of interest with our clients and investors, which contributes to our overall company performance and growth. Carried interest awards held by our NEOs may be subject to a range of vesting conditions, including continued employment (generally, over 4 years), thus serving as an important employment retention mechanism, and may include forfeiture upon occurrence of certain specified events post-termination, thus serving as a mechanism to enforce post-employment restrictive covenants. Each carried interest award is subject to accelerated vesting upon retirement and in connection with certain qualifying terminations, as described in the section titled “Potential Payments Upon Termination or Change in Control”.

In February 2026, the Committee approved annual carried interest awards to our NEOs in respect of Company and individual performance in 2025. The annual carried interest awards for each NEO were based on the same factors as the annual incentive awards, as well as the Committee’s consideration of the appropriate mix between stock-based and carried interest awards, and the aggregate value of carried interest then available for allocation to the Company’s employees. The following table sets forth the estimated targeted future value of carried interest awarded to each NEO for 2025, and the annual target value set forth in their respective employment agreements.

Name	Carried Interest Award (Estimated Future Value)	Target
Luke Sarsfield	$5,700,000	$3,500,000
Amanda Coussens	$1,700,000	$1,000,000
Mark Hood	$1,650,000	$1,000,000
Sarita Jairath	$1,250,000	$1,000,000
Richard J. (Arjay) Jensen	$1,400,000	$600,000

Cash distributions received in 2025, 2024 and 2023 attributable to carried interest awards previously made to our NEOs are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Other Compensation

Our NEOs do not participate in any deferred compensation or retirement program other than our 401(k) plan, which is generally open to all employees in the United States. We contribute 3% of compensation, as defined in the 401(k) plan, up to limits set by the Internal Revenue Service (the "IRS"), and employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the IRS. Except as reflected in the "All Other Compensation" column of the Summary Compensation Table below, we generally do not offer perquisites or personal benefits to our NEOs that are not otherwise available to all of our employees.

Accounting and Tax Considerations

We consider the tax treatment and accounting implications when making compensation decisions. However, the tax treatment and accounting implications are not the primary basis upon which our compensation decisions are made and are only secondary considerations to ensuring that our compensation decisions further our overall executive compensation philosophy. As a result, the compensation received by our NEOs may not be fully tax deductible or may have adverse accounting consequences.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's 2025 Annual Report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE

Tracey Benford, Chair

Travis Barnes

Stephen Blewitt

Robert Stewart, Jr.

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Executive Compensation

Summary Compensation Table

The following table sets forth the compensation earned for the periods indicated by our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(1)(2)	Option Awards(3)	All Other Compensation(4)	Total
Luke A. Sarsfield III	2025	$1,000,000	$1,800,000	$1,526,175	$467,624	$402,359	$5,196,158
Chief Executive Officer and Chairman of the Board	2024	$1,000,000	$2,000,000	$30,000	$—	$117,907	$3,147,907
	2023	$190,972	$—	$7,000,005	$—	$94,673	$7,285,651
Amanda Coussens	2025	$500,000	$400,000	$615,012	$93,523	$147,256	$1,755,791
Executive Vice President and Chief Financial Officer	2024	$500,000	$500,000	$515,006	$61,484	$195,109	$1,771,599
	2023	$400,000	$167,492	$320,526	$236,040	$86,968	$1,211,026
Mark Hood	2025	$500,000	$350,000	$615,012	$—	$141,733	$1,606,745
Executive Vice President and Chief Administrative Officer	2024	$500,000	$500,000	$—	$153,709	$107,999	$1,261,708
	2023	$300,000	$117,492	$143,745	$136,526	$33,630	$731,393
Sarita Jairath	2025	$600,000	$400,000	$407,363	$—	$96,686	$1,504,049
Executive Vice President and Global Head of Client Solutions
Richard J. (Arjay) Jensen	2025	$500,000	$350,000	$615,012	$93,523	$154,284	$1,712,819
Executive Vice President and Head of Strategy and M&A

(1)
As described above under Compensation Discussion and Analysis—Annual Incentive Bonus, we offer our NEOs and certain other employees the option to elect to receive RSUs in the first quarter of each year in lieu of a portion of their cash bonus for that year (RSU awards in respect of 2025 bonus elections are reported in the Grants of Plan-Based Awards Table). RSUs granted pursuant to these elections have a grant date value equal to 1.15 times the amount of cash bonus foregone. In accordance with SEC rules, RSUs having a value equal to the amount of foregone cash bonus are included with the amount of bonus paid in cash under the “Bonus” column in this Summary Compensation Table, and RSUs having a value in excess of that amount (i.e., 0.15 times the foregone bonus amount) are included under the “Stock Awards” column. The table below provides information regarding these amounts for each of our NEOs:

Reconciliation of Bonus Compensation
Name	Year	Cash (Bonus Column)	RSUs (Bonus Column)	RSUs (Stock Awards Column)
Luke A. Sarsfield III	2025	$1,625,500	$174,500	$26,175
	2024	$1,800,000	$200,000	$30,000
	2023	$-	$-	$-
Amanda Coussens	2025	$300,000	$100,000	$15,003
	2024	$400,000	$100,000	$15,003
	2023	$167,492	$-	$-
Mark Hood	2025	$250,000	$100,000	$15,003
	2024	$500,000	$-	$-
	2023	$117,492	$-	$-
Sarita Jairath	2025	$300,000	$100,000	$15,003
Richard J. (Arjay) Jensen	2025	$250,000	$100,000	$15,003
(2)
Reflects the grant date fair value of RSU awards, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures. See "Stock-Based Compensation Expense" in Note 2, "Significant Accounting Policies" to our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
Reflects the grant date fair value of stock options, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures. See "Stock-Based Compensation Expense" in Note 2, "Significant Accounting Policies" to our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)
All other compensation in 2025 includes (i) cash distributions in respect of carried interest awards, (ii) cash payments in respect of dividends attributable to outstanding RSUs, and (iii) company 401(k) plan contributions as set forth below:

Name	Carried Interest Distributions	RSU Dividend Payments	401(k) Plan Contributions
Luke A. Sarsfield III	$314,797	$77,062	$10,500
Amanda Coussens	$125,698	$11,058	$10,500
Mark Hood	$122,870	$8,364	$10,500
Sarita Jairath	$71,960	$14,225	$10,500
Richard (Arjay) Jensen	$134,917	$8,867	$10,500

20 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2025.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Luke A. Sarsfield III
Stock Options	2/14/2025	2/11/2025		89,767	12.61	467,624
Restricted Stock Units	2/14/2025	2/11/2025	118,954			1,500,010
Restricted Stock Units	2/14/2025	2/11/2025	15,914			200,676
Amanda Coussens
Stock Options	2/14/2025	2/11/2025		17,953	12.61	93,523
Restricted Stock Units	2/14/2025	2/11/2025	47,582			600,009
Restricted Stock Units	2/14/2025	2/11/2025	9,120			115,003
Mark Hood
Restricted Stock Units	2/14/2025	2/11/2025	47,582			600,009
Restricted Stock Units	2/14/2025	2/11/2025	9,120			115,003
Sarita Jairath
Restricted Stock Units	2/14/2025	2/11/2025	31,115			392,360
Restricted Stock Units	2/14/2025	2/11/2025	9,120			115,003
Richard J. (Arjay) Jensen
Stock Options	2/14/2025	2/11/2025		17,953	12.61	93,523
Restricted Stock Units	2/14/2025	2/11/2025	47,582			600,009
Restricted Stock Units	2/14/2025	2/11/2025	9,120			115,003

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Executive Compensation

Outstanding Equity Awards at December 31, 2025

The following table provides information regarding outstanding stock options and RSU awards held by our named executive officers at December 31, 2025. The market value of RSU awards is based on the closing market price for our common stock ($9.81) on December 31, 2025, the last business day of our fiscal year.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Luke A. Sarsfield III	2/14/2025	—	89,767	(1)	$12.61	2/14/2035	—		$—
	2/14/2025	—	—		$—	—	118,954	(2)	$1,166,939
	2/14/2025	—	—		$—	—	15,914	(3)	$156,116
	10/23/2023	—	—		$—	—	218,102	(4)	$2,139,581
Amanda Coussens	2/14/2025	—	17,953	(5)	$12.61	2/14/2035	—		$—
	2/14/2025	—	—		$—	—	47,582	(3)	$466,779
	2/14/2025	—	—		$—	—	9,120	(3)	$89,467
	3/4/2024	—	20,000	(5)	$7.99	3/4/2034	—		—
	3/9/2023	—	55,325	(6)	$9.93	3/9/2033	—		—
	3/2/2022	—	39,713	(6)	$12.30	3/2/2032	—		—
	2/2/2021	6,650	63,350	(6)	$8.07	3/2/2031	—		—
Mark Hood	2/14/2025	—	—		$—	—	47,582	(3)	$466,779
	2/14/2025	—	—		$—	—	9,120	(3)	$89,467
	3/4/2024	—	50,000	(5)	$7.99	3/4/2034	—		—
	3/9/2023	—	32,000	(6)	$9.93	3/9/2033	—		—
	3/2/2022	—	9,928	(6)	$12.30	3/2/2032	—		—
	10/7/2021	—	17,500	(6)	$15.87	10/7/2031	—		—
Sarita Jairath	2/14/2025	—	—		$—	—	31,115	(3)	$305,238
	2/14/2025	—	—		$—	—	9,120	(3)	$89,467
	9/16/2024	—	—		$—	—	40,942	(7)	401,641
Richard J. (Arjay) Jensen	2/14/2025	—	17,953	(5)	$12.61	2/14/2035	—		$—
	2/14/2025	—	—		$—	—	47,582	(3)	$466,779
	2/14/2025	—	—		$—	—	9,120	(3)	$89,467

(1)
Represents stock options that vest ratably on the first, second, third and fourth anniversaries of the grant date, subject to continued service.
(2)
Represents RSUs that vest ratably on the first, second, third and fourth anniversaries of the grant date, subject to continued service.
(3)
Represents RSUs that vest on the first anniversary of the grant date, subject to continued service.
(4)
Represents RSUs that vest on the third anniversary of the grant date, subject to continued service.
(5)
Represents stock options that vest ratably on the second, third, fourth and fifth anniversaries of the grant date, subject to continued service.
(6)
Represents stock options that vest on the fifth anniversary of the grant date, subject to continued service.
(7)
Represents RSUs that vest ratably on the second and third anniversaries of the grant date, subject to continued service.

In connection with Mr. Sarsfield’s appointment as Chief Executive Officer, pursuant to the terms of his employment agreement, Mr. Sarsfield is entitled to receive up to five additional RSU awards in an amount of $8,000,000 each, subject to the achievement of specified stock price targets.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and vesting of RSUs for our named executive officers in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Luke A. Sarsfield III	—	—	246,889	2,806,792
Amanda Coussens	—	—	76,972	970,617
Mark Hood	—	—	—	-
Sarita Jairath	—	—	20,471	244,833
Richard J. (Arjay) Jensen	—	—	14,393	181,496

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(1)
The value realized on vesting of RSUs is calculated as the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date (or the immediately preceding trading day if the vesting date is not a trading day).

Compensation Risk Assessment

We monitor and assess periodically risks from our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of our compensation policies and programs and the administration of these programs pose and material risks to the Company. Based on these assessments, we believe that our compensation policies and practices, taken as a whole, do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on the Company.

Potential Payments Upon Termination or Change in Control

Qualifying Termination

Upon a termination of the named executive officer’s employment by the Company without cause (including, in the case of Mses. Coussens and Jairath and Messrs. Hood and Jensen, a notice of non-renewal) or the named executive officer’s resignation for good reason (a “Qualifying Termination”) on December 31, 2025, pursuant to the terms of such named executive officer’s employment agreement in effect at that time, and subject to the execution and non-revocation of a release and compliance with customary post-termination covenants as further described below, each named executive officer would have been entitled to receive the following:

•
cash severance payable in a lump sum equal to (i) in the case of Mr. Sarsfield, 1.5 times the sum of his annual base salary and target annual cash bonus, and (ii) in the case of each other executive, the sum of the executive’s annual base salary and target annual cash bonus;
•
in the case of Mses. Coussens and Jairath and Messrs. Hood and Jensen, reimbursement of COBRA premiums for up to 12 months to the extent such premiums exceed the contributory cost for the same coverage paid by the Company’s active employees; and
•
immediate vesting of all outstanding equity awards and carried interest awards.

Mr. Sarsfield’s employment agreement includes provisions for a one-year non-compete, one-year non-solicitation of clients and two-year non-solicitation of employees following any termination of employment. The employment agreements for each of the other named executive officers contain provisions for a six-month non-compete, one-year non-solicitation of clients and one-year non-solicitation of employees following any termination of employment.

Non-Renewal of Employment Agreement

Pursuant to the terms of Mr. Sarsfield’s employment agreement, if during the initial term of the agreement (which is through October 23, 2028), the Company provides him with written notice that it will not renew the agreement after the expiration of the initial term or any renewal term, all of Mr. Sarsfield’s outstanding equity awards and carried interest awards would immediately vest as of the last day of the then-applicable term.

Change in Control

Upon a change in control of the Company on December 31, 2025, pursuant to the terms of his employment agreement, Mr. Sarsfield would have been entitled to receive the following:

•
a cash payment in lieu of his entitlement to receive an additional RSU award in an amount of up to $8,000,000, subject to the achievement of a specified stock price target, with the amount of any such payment calculated as a portion of $8,000,000 based on the price of the of the Company’s common stock relative to the specified stock price target, as further described in Mr. Sarsfield’s employment agreement; and
•
immediate vesting of all outstanding equity awards and carried interest awards.

Upon a Qualifying Termination on December 31, 2025 that occurred within 18 months of a change in control of the Company (or if the Company was then party to a letter of intent or definitive agreement that contemplates a change in control), each of Mses. Coussens and Jairath and Messrs. Hood and Jensen, would be have been entitled to receive the same payment and benefits (and subject to the same conditions) as indicated above with respect to a Qualifying Termination, except that (i) the cash severance payment would have been

RIDGEPOST CAPITAL | 2026 Proxy Statement 23

Executive Compensation

increased to 1.5 times annual base salary and target annual bonus and (ii) reimbursement for COBRA premiums would have been for up to 18 months.

Death or Disability

Upon a termination of employment due to death or disability on December 31, 2025, pursuant to the terms of such named executive officer’s employment agreement in effect at that time, each named executive officer would have been entitled to immediate vesting of all outstanding equity awards and carried interest awards.

Potential Payments Upon Termination or Change in Control Table

The amounts that would have become payable to our named executive officers upon the events described above, assuming a termination and, if applicable, change in control date of December 31, 2025 (the last business day of 2025), are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the named executive officer’s annual base salary, target annual bonus amount, the number of equity awards outstanding, and the closing price of our common stock ($9.81), on December 31, 2025. Carried interest is paid based on the price at which the Company can sell or otherwise realize value from its investments. It is inherently uncertain and any yet unrealized carried interest amounts may not be paid for several years after carried interest is fully vested, if at all. Because of this uncertainty, we do not provide a calculation of carried interest payment amounts that would have become payable upon the applicable event on December 31, 2025.

			Acceleration of Equity Awards
Name and Event	Cash Severance ($)	COBRA Reimbursement ($)(1)	RSUs ($)(2)	Stock Options ($)(3)	Payment in lieu of RSUs ($)(4)	Total ($)
Luke Sarsfield
Qualifying Termination (not including non-renewal)	3,750,000	—	3,462,636	237,433	—	7,450,069
Change in Control	—	—	3,462,636	237,433	669,238	4,369,307
Qualifying Termination in connection with Change in Control	3,750,000	—	3,462,636	237,433	669,238	8,119,307
Death or Disability	—	—	3,462,636	237,433	—	3,700,069
Amanda Coussens
Qualifying Termination	800,000	17,804	556,246	589,190	—	1,963,240
Qualifying Termination in connection with Change in Control	1,200,000	26,705	556,246	589,190	—	2,372,141
Death or Disability	—	—	556,246	589,190	—	1,145,436
Mark Hood
Qualifying Termination	800,000	22,177	556,247	340,167	—	1,718,591
Qualifying Termination in connection with Change in Control	1,200,000	33,266	556,247	340,167	—	2,129,680
Death or Disability	—	—	556,247	340,167	—	896,414
Sarita Jairath
Qualifying Termination	1,000,000	19,559	796,346	—	—	1,815,905
Qualifying Termination in connection with Change in Control	1,500,000	29,339	796,346	—	—	2,325,685
Death or Disability	—	—	796,346	—	—	796,346
Richard J. (Arjay) Jensen
Qualifying Termination	800,000	23,107	556,247	50,268	—	1,429,622
Qualifying Termination in connection with Change in Control	1,200,000	34,660	556,247	50,268	—	1,841,175
Death or Disability	—	—	556,247	50,268	—	606,515

(1)
Represents aggregate reimbursement of COBRA premiums for the maximum applicable period and applying COBRA rates reflecting the named executive officer’s coverage level elections as of December 31, 2025.
(2)
Represents the closing price of our common stock ($9.81) on December 31, 2025, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.
(3)
Represents the difference between the closing price of our common stock ($9.81) on December 31, 2025 and the exercise prices of in-the-money stock options accelerated upon the occurrence of the relevant event, multiplied by the number of stock options so accelerated.
(4)
Based on a 30-day volume-weighted average price of our common stock ($9.65) on December 31, 2025 and calculated as set forth in Mr. Sarsfield’s employment agreement.

On March 17, 2026, Mr. Hood notified the Company that he will be retiring as the Company’s Executive Vice President and Chief Administrative Officer effective as of May 31, 2026. On March 19, 2026, in connection with his retirement, the Company and Mr. Hood

24 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

entered into a separation and release agreement (the “Separation Agreement”), pursuant to which Mr. Hood will receive a one-time separation payment of $125,000, subject to execution and non-revocation of a release and compliance with customary post-termination covenants as further described below. In connection with his retirement, on March 19, 2026, the Company also entered into a consulting agreement (the “Consulting Agreement”) with Mr. Hood, pursuant to which he will be engaged by the Company during the period from June 1, 2026 through March 31, 2027 to provide certain transition and other advisory services to the Company and will receive (i) a monthly advisory fee of $15,000, and (ii) reimbursement or direct payment of COBRA premiums during the consulting period. In addition, Mr. Hood's outstanding equity and carried interest awards will continue to vest and remain exercisable, as his service will continue uninterrupted pursuant to the Consulting Agreement. The Separation Agreement and Consulting Agreement also contain customary confidentiality, non-solicitation and non-competition covenants.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K under the Securities Act, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see the “Compensation Discussion and Analysis” above.

									Value of Initial Fixed $100 Investment Based on Stockholder Return
Year	Summary Compensation Table (SCT) Total for CEO 1	SCT Total for CEO 2	SCT Total for CEO 3	Compensation Actually Paid to CEO 1(1)	Compensation Actually Paid to CEO 2(1)	Compensation Actually Paid to CEO 3(1)	Average Summary Compensation Table Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(3)	Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)	Net Income (6)	Fee Related Earnings (Company Selected Measure)(7)
2025	5,196,158	—	—	3,707,232	—	—	1,644,851	1,362,110	81.21	124.52	22,963,000	141,100,000
2024	3,147,907	—	—	4,752,436	—	—	1,516,654	2,018,871	104.39	121.38	19,667,000	142,118,000
2023	7,285,651	9,966,991	10,868,392	7,972,674	11,740,626	12,731,059	971,210	933,576	84.60	90.06	(7,772,000)	123,097,000

(1)
The dollar amounts reported in this column represent the “compensation actually paid” to Mr. Sarsfield (CEO 1), Mr. Alpert (CEO 2), and Mr. Webb (CEO 3) as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Sarsfield, Mr. Alpert, and Mr. Webb. In accordance with these rules, these amounts reflect total compensation as reported in the Summary Compensation Table for each fiscal year, subject to certain adjustments. The following table shows the adjustments for fiscal years 2025, 2024, and 2023. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	2025	2024	2023
Summary Compensation Table Total	$5,196,158	$3,147,907	$7,285,651
Less, value of “Stock Awards” and "Option Awards" reported in Summary Compensation Table	$(1,993,799)	$(30,000)	$(7,000,005)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$1,560,489	$362,991	$6,687,028
Plus, fair value as of the vesting date for vested awards	$—	$—	$1,000,001
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$(610,686)	$1,042,530	$—
Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$(444,930)	$229,008	$—
Compensation Actually Paid to Mr. Sarsfield (CEO 1)	$3,707,232	$4,752,436	$7,972,674

2023
Summary Compensation Table Total	$9,966,991
Less, value of “Stock Awards” and "Option Awards" reported in Summary Compensation Table	$(4,928,538)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$—
Plus, fair value as of the vesting date for vested awards	$6,697,142
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$—
Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$5,031
Compensation Actually Paid to Mr. Alpert (CEO 2)	$11,740,626

RIDGEPOST CAPITAL | 2026 Proxy Statement 25

Executive Compensation

2023
Summary Compensation Table Total	$10,868,392
Less, value of “Stock Awards” and "Option Awards" reported in Summary Compensation Table	$(5,828,537)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$—
Plus, fair value as of the vesting date for vested awards	$7,686,173
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$—
Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$5,031
Compensation Actually Paid to Mr. Webb (CEO 3)	$12,731,059

(2)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Sarsfield) as total compensation in our Summary Compensation Table for each of the corresponding fiscal years. The NEOs included for this purpose are as follows: (i) for fiscal 2025, Mses. Coussens and Jairath and Messrs. Hood and Jensen, and (ii) for fiscal 2023-2024, Ms. Coussens and Mr. Hood.
(3)
The dollar amounts reported in this column represent the “compensation actually paid” to the NEOs as a group (excluding Mr. Sarsfield), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect total compensation as reported in the Summary Compensation Table for each fiscal year, subject to certain adjustments. The following table shows the adjustments for fiscal 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	2025	2024	2023
Average Summary Compensation Table Total	$1,644,851	$1,516,654	$971,210
Less, value of “Stock Awards” and "Option Awards" reported in Summary Compensation Table	$(609,861)	$(365,100)	$(418,419)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$540,995	$718,671	$426,210
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$(210,549)	$157,512	$(46,682)
Plus (less), average change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	$(3,327)	$(8,866)	$1,258
Average Compensation Actually Paid to Non-CEO NEOs	$1,362,110	$2,018,871	$933,576

(4)
Reflects the cumulative total stockholder return of the Company for the year ended December 31, 2023, the two years ended December 31, 2024, and the three years ended December 31, 2025, assuming a $100 investment at the closing stock price on December 31, 2022 and the reinvestment of all dividends.
(5)
The peer group used for this purpose is the: Dow Jones US Asset Managers Index.
(6)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)
For purposes of Item 402(v)(2)(iii) of Regulation S-K and as further described below in “Tabular List of Most Important Performance Measures”, we have identified Fee Related Earnings (“FRE”) as our Company-Selected Measure. FRE is described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”—“Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the year ended December 31, 2025. For an explanation of how we calculate FRE, please see Appendix A.

Financial Performance Measures

As described further under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects our performance-based compensation culture. The financial performance measures used by the Company to link executive compensation actually paid for fiscal 2025 to the Company’s performance are as follows:

•
Fee-Related Earnings
•
Fee-Related Revenue
•
Fee-Paying Assets Under Management
•
Adjusted Net Income per Share

Description of Relationship Between Financial Metrics and Compensation Actually Paid

In accordance with SEC rules, the graphs below depict the relationships between PEO and non-PEO compensation actually paid and the financial metrics included in the table above. For purposes of the charts below, we have combined the CAP of the CEO serving as of the

26 RIDGEPOST CAPITAL | 2026 Proxy Statement

Executive Compensation

end of each year (Mr. Sarsfield in 2023) with the CAP of any other CEO that served in that role during each such year (Mr. Alpert and Mr. Webb in 2023).

Compensation Actually Paid, Ridgepost TSR & Peer Group TSR

Compensation Actually Paid & Net Income

Relationship between CAP (PEO and Non-PEO) and Net Income
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
—
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
—
(5,000,000)
(10,000,000)
2025
2024
2023
CEO CAP
Average CAP to Other NEOs
Net Income

Compensation Actually Paid & Fee Related Earnings

Relationship between CAP (PEO and Non-PEO) and FRE
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
—
145,000,000
140,000,000
135,000,000
130,000,000
125,000,000
120,000,000
115,000,000
110,000,000
2025
2024
2023
CEO CAP
Average CAP to Other NEOs
Fee Related Earnings (Company Selected

RIDGEPOST CAPITAL | 2026 Proxy Statement 27

Executive Compensation

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	13,592,636	$9.47	7,854,678
Equity compensation plans not approved by security holders	—	—	—
Total	13,592,636	$9.47	7,854,678

28 RIDGEPOST CAPITAL | 2026 Proxy Statement

Proposal 2: Advisory Vote to Approve the Compensation of the Company's Named Executive Officers

Proposal 2:

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. Prior to submitting your vote, we encourage you to read our Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures for details about our executive compensation program, including the information about the fiscal 2025 compensation of our named executive officers.

As discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, motivate, reward, and retain skilled executive officers. The elements of this program are designed to recognize and reward individual performance and recognize contributions that align with and drive positive business results. Our Board of Directors and Compensation Committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers has supported and contributed to our success.

Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” this proposal and the following resolution:

“RESOLVED, that the stockholders of Ridgepost Capital, Inc. approve, on an advisory basis, the compensation of the named executive officers for 2025, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the U.S. Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board of Directors value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions four our named executive officers.

It is our current policy to conduct an advisory vote on the compensation of our named executive officers on an annual basis. Stockholders have an opportunity to cast an advisory vote on the frequency of advisory votes to approve named executive officer compensation at least every six years, with such an advisory vote occurring this year.

Vote Required

The affirmative vote of a majority of the combined voting power of common stock present at the meeting or represented by proxy and entitled to vote on the matter is required for the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers under Proposal 2.

RIDGEPOST CAPITAL | 2026 Proxy Statement 29

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

Proposal 3:

Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

As required under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory, non-binding vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers, as set forth in Proposal No. 2. Stockholders can indicate their preference on whether we should hold future advisory votes on named executive officer compensation annually, every two years or every three years. Stockholders also have the option to abstain from voting on this matter.

You are not being asked to vote “for” or “against” this proposal. Instead, this proposal asks stockholders to inform us how often we should conduct an advisory vote on the compensation of our named executive officers. You may cast your vote by choosing the option of every one, two or three years, or abstaining, in response to the following resolution:

“RESOLVED, that the option of every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Ridgepost Capital, Inc. is to hold future advisory votes on named executive officer compensation, as disclosed in the Company’s annual proxy statement pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative disclosures.”

Approval of any particular frequency requires the affirmative vote of at least a majority of the combined voting power of the shares of common stock present at the meeting in person or by proxy and entitled to vote on the subject matter. Because this Proposal has four choices, it is possible that no choice will receive a majority of the voting power. If no choice receives a majority of the voting power, our Board of Directors will consider the choice that receives the highest number of votes as the choice supported by our stockholders.

Although this vote is advisory and not binding on our Board of Directors, and our Board of Directors may decide it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency that receives the most votes cast by our stockholders, our Board of Directors expects to hold future advisory votes on named executive officer compensation consistent with the frequency that receives the highest number of votes cast. It is expected that the next advisory vote on the frequency of an advisory vote on compensation of our named executive officers will occur at the 2032 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the combined voting power of the common stock present at the meeting or represented by proxy and entitled to vote on the matter is required for the approval, on an advisory basis, of the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends a vote of “1 YEAR” as the frequency of future advisory votes to approve the compensation of the Company’s named executive officers under Proposal 3.

30 RIDGEPOST CAPITAL | 2026 Proxy Statement

Audit Committee Report

Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders*

The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is available on Ridgepost Capital’s website at http://ir.ridgepostcapital.com. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that Ridgepost Capital’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Ridgepost Capital’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Ridgepost Capital’s consolidated financial statements and the effectiveness of Ridgepost Capital’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Ridgepost Capital included in the Annual Report on Form 10-K for the year ended December 31, 2025 with Ridgepost Capital’s management and KPMG LLP, Ridgepost Capital’s independent registered public accounting firm.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from Ridgepost Capital and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Ridgepost Capital be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Jennifer Glassman (Chair)

Travis Barnes

Tracey Benford

Robert Stewart, Jr.

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

RIDGEPOST CAPITAL | 2026 Proxy Statement 31

Proposal 4: Ratification of Independent Registered Public Accounting Firm

Proposal 4:

Ratification of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

KPMG LLP (“KPMG”), an independent registered public accounting firm, has served as our independent public accountant since 2017. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Independent Public Accountant’s Fees

The following table presents fees billed for professional audit services rendered by KPMG for the audit of our annual financial statements for the fiscal year ended December 31, 2025 and December 31, 2024, and fees billed for other services rendered by KPMG in those periods.

	2025	2024
Audit fees(1)	$3,870,000	$2,685,000
All other fees(2)	$44,176	$144,000
Total	$3,914,176	$2,829,000

(1)
Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP in 2025 and 2024, as applicable, for the audit and review of financial statements and services provided in connection with statutory and regulatory filings.
(2)
All Other Fees consist of permissible services not related to audit services that were rendered by KPMG LLP.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the range of fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Committee at its next scheduled meeting.

Vote Required

The appointment of KPMG as our independent registered accounting firm will be ratified by the affirmative vote of a majority of the combined voting power of common stock present at the meeting or represented by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors The Board of Directors recommends a vote “FOR” the ratification of KPMG under Proposal 4.

32 RIDGEPOST CAPITAL | 2026 Proxy Statement

Stock Ownership

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•
Each stockholder known by us to beneficially own more than 5% of our common stock based solely on our review of filings with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act;
•
Each of our directors and director nominees;
•
Each of our named executive officers; and
•
All directors, director nominees and executive officers as a group.

All information is as of the record date, April 20, 2026, except as noted otherwise. On such date, there were 78,216,084 shares of Class A common stock outstanding with the right to one vote per share on each matter to come before the meeting, 31,260,504 shares of Class B common stock outstanding with the right to ten votes per share on each matter to come before the meeting, and all outstanding shares have a combined voting power of 390,821,124 votes. Unless otherwise provided below, the address for directors, director nominees and executive officers is c/o Ridgepost Capital, Inc., 2699 Howell Street, Suite 1000, Dallas, Texas 75204.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned	Combined Voting Power and Nature of Class (1)		Percent of Class A	Percent of Class B	Percent of Combined Voting Power

Beneficial Owners of More Than 5% of Any Class
RCP Group Holders	1,422,721		15,257,968	154,002,401	(2)	2%	49%	39%
TrueBridge Group Holders	7,216,987		9,616,200	103,378,987	(3)	9%	31%	26%
William F. Souder	815,017		4,261,939	43,434,407	(4)	1%	14%	11%
Kent P. Dauten	6,583,090	(5)	—	6,583,090		8%	*	2%
FMR LLC	6,282,292	(6)	—	6,282,292		8%	*	2%
The Vanguard Group	6,117,619	(7)		6,117,619		8%	*	2%
River Road Asset Management, LLC	4,725,477	(8)	—	4,725,477		6%	*	1%
CAZ Investments LP	4,536,400	(9)	—	4,536,400		6%	*	1%
Directors, Director Nominees and Named Executive Officers
Luke Sarsfield	306,318		—	306,318		*	*	*
Travis Barnes	66,834		13,291	199,744		*	*	*
Tracey Benford	54,529		—	54,529		*	*	*
Stephen Blewitt	—		—	—		*	*	*
Jennifer Glassman	—		—	—		*	*	*
Scott Gwilliam	268,435		631,186	6,580,295	(10)	*	2%	2%
David M. McCoy (member of the RCP Group Holders)	270,068	(11)	2,517,213	25,442,198		*	8%	7%
Edwin Poston (member of the TrueBridge Group Holders)	3,043,855		5,216,646	55,210,315	(3)(12)	4%	17%	14%
Robert B. Stewart Jr.	149,525		—	149,525		*	*	*
Amanda Coussens	112,629	(13)	—	112,629		*	*	*
Mark Hood	139,160		—	139,160		*	*	*
Sarita Jairath	35,995		—	35,995		*	*	*
Richard J. (Arjay) Jensen	100,809		—	100,809		*	*	*
All directors, director nominees and executive officers as a group (13 persons)	4,548,157	(14)	8,378,336	88,331,517		6%	*	*

* Less than one percent (1%)

(1)
The amounts reported in this column represent one vote per share of Class A common stock beneficially owned and ten votes per share of Class B common stock beneficially owned, irrespective of whether such beneficial owner reported having voting power over such shares. For details regarding the differences, if any, between the voting and dispositive power over any such shares, please refer to the footnotes accompanying the applicable beneficial owner.
(2)
Information reported is based on the Schedule 13G/A filed with the SEC on November 14, 2025 by Nell M. Blatherwick, David M. McCoy, Alexander I. Abell, Andrew Rowan Nelson, the Thomas P. Danis Revocable Living Trust, Reserve 2, LLC, the Charles K. Huebner Trust and the Jon I. Madorsky Revocable Trust (collectively, the “RCP Group Holders”), which reported the respective holdings of each of the RCP

RIDGEPOST CAPITAL | 2026 Proxy Statement 33

Stock Ownership

Group Holders as of September 30, 2025, and includes 514,813 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days. The Schedule 13G/A filed by the RCP Group Holders listed each reporting person’s address as c/o 2699 Howell St., Suite 1000, Dallas, Texas 75204.
(3)
Information reported is based on the Schedule 13G/A as filed with the SEC on February 17, 2026 and subsequent Form 4 filings by Edwin Poston, Mel Williams, MAW Management Co. (of which Mel Williams is the President), TrueBridge Colonial Fund, u/A dated 11/15/2015 (“TrueBridge Colonial”), The Mel Williams Irrevocable Trust u/a/d August 12, 2015 (the “Williams Trust”), the Edwin A. Poston Revocable Trust (of which Mr. Poston is the sole trustee) (collectively, the “TrueBridge Group Holders”). First Republic Trust Company of Delaware, as trustee of TrueBridge Colonial, may be deemed to beneficially own the securities owned indirectly by TrueBridge Colonial. Alliance Trust Company, as trustee of the Williams Trust, may be deemed to beneficially own the securities owned directly by the Mel Trust. The Schedule 13G/A filed by the TrueBridge Group Holders listed each reporting person’s address as 2699 Howell Street, Suite 1000, Dallas, TX 75204.
(4)
Information reported is based on the Schedule 13G/A as filed with the SEC on February 12, 2025 by William F. Souder and the Souder Family LLC (of which Mr. Souder is the manager). The Schedule 13G listed the principal business address for the reporting persons as 520 Middle Road, Delray Beach, FL 33493. Includes 612,176 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(5)
Information reported is based on the Schedule 13G/A as filed with the SEC on November 6, 2023, on which Kent P. Dauten: (i) reported beneficially owning an aggregate of 6,583,090 shares of our Class A common stock as of October 25, 2023, of which the reporting person may be deemed to have (a) sole voting power over 6,274,938 shares held by a trust of which the reporting person is trustee, and (b) shared voting power over 308,152 shares held by certain trusts of which a member of the reporting person’s immediate family serves as trustee; and (ii) listed his address as 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.
(6)
Information reported is based on Schedule 13G/A as filed with the SEC on May 12, 2025, on which FMR LLC and Abigail P. Johnson, the director, chairman and chief executive officer of FMR LLC: (i) reported beneficially owning an aggregate of 6,282,292.77 shares of our Class A common stock as of March 31, 2025, of which FMR LLC reported having sole voting power over 6,280,523 shares and each of the reporting persons reported having sole dispositive power over all of the shares; and (ii) listed an address of 245 Summer Street, Boston, MA 02210. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.
(7)
Information reported is based on Schedule 13G/A as filed with the SEC on July 29, 2025, on which The Vanguard Group: (i) reported beneficially owning an aggregate of 6,117,619 shares of our Class A common stock as of June 30, 2025, of which the reporting person reported having shared voting power over 72,148 shares, sole dispositive power over 5,989,667 shares, and shared dispositive power over 127,952; and (ii) listed its principal business address as 100 Vanguard Blvd., Malvern, PA 19355.
(8)
Information reported is based on Schedule 13G/A as filed with the SEC on May 8, 2025, on which River Road Asset Management, LLC: (i) reported beneficially owning an aggregate of 4,725,477 shares of our Class A common stock as of March 31, 2025, of which the reporting person reported having sole voting power over 4,054,981 shares and sole dispositive power over all of the shares; and (ii) listed its principal business address as 462 South 4th Street, Suite 2000, Louisville, KY 40202.
(9)
Information reported is based on Schedule 13G as filed with the SEC on March 31, 2026, on which CAZ Investments LP (i) reported beneficially owning shared voting power and shared dispositive power over an aggregate of 4,535,400 shares of our Class A common stock as of March 25, 2026, consisting of (i) 3,646,400 shares held directly by CAZ GP Ownership Fund, L.P. and (ii) 890,000 shares held directly by CAZ GP Stakes Fund. The reporting person listed its address as 1360 Post Oak Boulevard, Suite 2200, Houston, Texas 77056.
(10)
Includes (i) 25,215 shares of Class A common stock held directly by Scott Gwilliam; and (ii) 300,233 shares of Class B common stock held directly by Mr. Gwilliam. Also includes 200,000 shares of Class A common stock held directly by Gwilliam Family Investments LLC, and (ii) 330,953 shares of Class B common stock that are held directly by Gwilliam Family Investments LLC. Mr. Gwilliam is the Managing Member of the Gwilliam Family Investments LLC.
(11)
Includes 122,162 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(12)
Includes: (i) 65,648 shares of Class A common stock beneficially owned by Edwin Poston directly; (ii) 2,456,543 shares of Class A common stock and 5,216,646 shares of Class B common stock beneficially owned by TrueBridge Colonial; and (iii) 521,664 shares of Class A common stock owned by the Poston Trust, of which Mr. Poston is the sole trustee.
(13)
Includes 11,650 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(14)
Includes 146,312 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.

34 RIDGEPOST CAPITAL | 2026 Proxy Statement

Certain Relationships and Related Person Transaction

Certain Relationships and Related Person Transactions

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and
•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

Related Person Transactions

Investment Manager to Funds

Through its subsidiaries, the Company serves as the investment manager to our existing portfolio of solutions across private equity, venture capital, private credit and impact investing (collectively, "the Funds"). Certain expenses incurred by the Funds are paid upfront and are reimbursed from the Funds as permissible per fund agreements. As of December 31, 2025, the total accounts receivable from the Funds totaled $38.8 million, of which $14.1 million related to reimbursable expenses and $24.7 million related to fees earned but not yet received.

Keystone Capital Arrangements

Scott Gwilliam, one of our directors, is the managing partner of Keystone Capital Management (“Keystone Capital"), affiliates of which have the right, pursuant to prior contractual agreements with certain subsidiaries of the Company, to invest in the Company’s funds on certain preferential terms. In the past, Mr. Gwilliam, individually and certain investment funds managed by Keystone Capital (the “KCI Funds”), have invested in certain of the Company’s funds on the same terms and conditions as other unaffiliated clients and investors, except that these investments are generally not subject to management fees or carried interests. Mr. Gwilliam and the KCI Funds may continue to make similar investments in the future. See “—Director and Officer Investments” and “—Bonaccord Capital Fund III Arrangements” below.

Certain funds managed by or separate managed accounts of RCP Advisors (the "RCP Funds") have invested $100 million in capital with two investment funds managed by Keystone Capital and may continue to do so in the future. The RCP Funds have also, on behalf of their clients, partnered with Keystone Capital in the acquisition of certain businesses on a direct basis. The RCP Funds invest, on behalf of their clients, on substantially the same terms and conditions as other clients in these funds, including being subject to management fees and carried interest payable to affiliates of Keystone Capital, which approximated $0.4 million (net of fee offsets and fee waivers) for the year ended December 31, 2025. These fees are not included in the Consolidated Statements of Operations as they are fees paid to Keystone Capital on behalf of clients of the RCP Funds.

Certain employees of subsidiaries of the Company in the past have invested in investment funds managed by Keystone Capital and are not subject to management fees or carried interests, and may continue to do so in the future.

Director and Officer Investments

The Company’s executive officers and directors have also invested, and may continue to invest in and alongside certain of the Company’s funds on substantially the same terms and conditions as other unaffiliated clients and investors, except that these investments are sometimes not subject to management fees or carried interest. We believe that these investments further align the interests of our executive officers and directors with those of the limited partners of our funds and our firm. In addition, our independent directors are permitted to participate in such investments up to a certain threshold, which the Board has determined will not compromise their independence. During the year ended December 31, 2025, the aggregate commitments by the Company's executive officers and directors

RIDGEPOST CAPITAL | 2026 Proxy Statement 35

Certain Relationships and Related Person Transaction

and their family members and estate planning vehicles (including amounts related to indirect investments made through pooled vehicles) in and alongside the Company's funds was approximately $5.0 million.

Bonaccord Capital Fund III Arrangements

In 2025, certain of the Company’s executive officers and directors invested directly in the general partner entity for Bonaccord Capital Partners III and are entitled to a proportionate share in the carried interest for such fund. The amounts committed to be invested in the general partner in excess of $120,000 are as follows: Mr. Sarsfield—$1.0 million; Mr. Gwilliam—$0.8 million; Mr. Blewitt—$0.3 million; Mr. McCoy—$0.3 million; and Mr. Jensen—$0.2 million.

Controlled Company Agreement

The Company entered into the Controlled Company Agreement on October 20, 2021, with the 210 Group, RCP Group and TrueBridge Group, granting each party certain board designation rights. On December 19, 2024, the Company entered into an amendment to the Controlled Company Agreement to, among other things: (i) remove 210/P10 Acquisition Partners, LLC and certain members of the RCP Group thereunder, and (ii) remove the board nomination and other rights of 210/P10 Acquisition Partners, LLC. Under the Controlled Company Agreement, as amended, subject to certain limitations and exceptions set forth therein, (i) so long as the RCP Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one director designated by the RCP Group and (ii) so long as TrueBridge Group and any of its permitted transferees who hold shares of common stock as of the applicable time continue to collectively hold a combined voting power of at least 5% of the shares of common stock outstanding immediately following the Company's initial public offering, the Company will include in its slate of nominees one director designated by the TrueBridge Group.

36 RIDGEPOST CAPITAL | 2026 Proxy Statement

Other Matters

Other Matters

Stockholder Proposals

Stockholders wishing to include proposals in the proxy materials in relation to our 2027 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to Ridgepost Capital, Inc., 2699 Howell Street, Suite 1000, Dallas, Texas 75204, Attention: Corporate Secretary, which must be received at our executive office on or before December 31, 2026, unless the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.

Stockholders who intend to present a proposal at the 2027 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal not later than March 14, 2027 and not earlier than February 12, 2027, unless the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary of the last annual meeting, in which case the proposal must be delivered between 90 to 120 days prior to the date of the 2027 Annual Meeting or within 10 calendar days after the date of the 2027 Annual Meeting is first publicly announced. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Finally, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the company’s advance notice bylaws for our 2027 annual meeting is April 13, 2027, unless the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the previous year, in which case the notice must be postmarked or transmitted electronically by the later of 60 days prior to the date of the 2027 annual meeting or the 10th calendar day following the date the 2027 Annual Meeting is first publicly announced.

Delivery of Documents to Stockholders Sharing an Address

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (214) 997-1956 or by mail to Ridgepost Capital, Inc., 2699 Howell Street, Suite 1000, Dallas, Texas 75204.

Upon written request addressed to our Corporate Secretary at 2699 Howell Street, Suite 1000, Dallas, Texas 75204 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2025 Annual Report on Form 10-K filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

37 RIDGEPOST CAPITAL | 2026 Proxy Statement

Appendix A

Appendix A

NON-GAAP MEASURES

Fee-Related Earnings

In order to compute Fee-Related Earnings, we adjust our GAAP Net Income for certain items, including:

•
Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation);
•
Earn out related compensation;
•
The cost of financing our business;
•
One-time expenses related to restructuring of the management team including placement/search fees;
•
Expenses related to one-time technical accounting matters;
•
Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition;
•
The effects of income taxes; and
•
Non-Fee Related Income.

Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses.

Fee-Related Revenue

Fee-Related Revenue is calculated as total revenues less non-Fee Related Revenue.

ANI per Share

ANI is calculated as, FRE plus Non-Fee Related Income, less Strategic alliance noncontrolling interests expense, less actual cash paid for interest and federal, state, and foreign income taxes. ANI per share is calculated as ANI dividend by the weighted average shares outstanding, basic attributable to RPC.

RIDGEPOST CAPITAL | 2026 Proxy Statement A-1

RIDGEPOST CAPITAL

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to www.FCRvote.com/RPC
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-402-3905
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

NAME & ADDRESS HERE

As a stockholder of Ridgepost Capital, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm, Eastern Time, on June 17, 2026.

▼PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▼

RIDGEPOST CAPITAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 2026 AT 9:00 a.m. EASTERN DAYLIGHT TIME

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF RIDGEPOST CAPITAL, INC.

The stockholder(s) hereby appoint(s) Luke A. Sarsfield III and Amanda Coussens (the "Named Proxies), or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ridgepost Capital, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Herbert Smith Freehills Kramer, 1177 Avenue of the Americas, New York, New York 10036 at 9:00 a.m. EDT on June 18, 2026, and any adjournment or postponement thereof.

Please check here if you plan to attend the Annual Meeting. ☐

NAME & ADDRESS HERE

BARCODE HERE

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4 AND "1 YEAR" ON PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Signature ______________________________

Date ______________________________

Title ______________________________

Signature (Joint Owners) ______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

The Notice, Proxy Statement, and Annual Report are available at:
https://web.viewproxy.com/Ridgepost/2026

▼PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▼

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal No. 1.

1. Election of Directors.

NOMINEES:	FOR	WITHHOLD
1a. Tracey Benford	☐	☐
1b. David M. McCoy	☐	☐
1c. Robert B. Stewart, Jr.	☐	☐

The Board of Directors recommends you vote FOR Proposal No. 2.

2. To approve a non-binding advisory resolution on executive compensation.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

The Board of Directors recommends you vote 1 YEAR on Proposal No. 3.

3. To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

1 YEAR ☐ **2 YEARS** ☐ **3 YEARS** ☐ **ABSTAIN** ☐

The Board of Directors recommends you vote FOR Proposal No. 4.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐